                                                                  EXHIBIT 99.1

PROXY                                                                      PROXY

                            PINNACLE BANC GROUP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                         SEPTEMBER 11, 1996, 10:00 A.M.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Pinnacle Banc Group, Inc. ("Pinnacle"), hereby appoints James L. Greene and William J. Finn, Jr., and each of them, each with several powers of substitution, to vote all shares of Common Stock of Pinnacle which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held on September 11, 1996 at 10:00: a.m. at 2215 York Road, Oak Brook, Illinois, and at any and all adjournments thereof with all the powers the undersigned would possess if personally present, as indicated on the reverse side:


            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FOLLOWING PROPOSAL.


1. Approval and Adoption of the Agreement and Plan of Merger, between Pinnacle and Financial Security Corp. ("Financial Security"), dated as of April 22, 1996, providing for the merger of Financial Security with and into Pinnacle.

For  Against   Abstain
/ /    / /       / /

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the Special Meeting, this proxy will be voted by James L. Greene and William J. Finn, Jr., or either of them in their best judgment, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

     The undersigned acknowledges receipt from Pinnacle prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated July 31, 1996.


Dated:
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      SIGNATURE OF SHAREHOLDER

      --------------------------------------------------------------------------
      SIGNATURE OF SHAREHOLDER

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Please complete, date sign and mail this proxy promptly in the enclosed white postage paid envelope.